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                                                                    Exhibit 10.7

THIS AGREEMENT made this      day of July, 1999

BETWEEN:

          BROKERWISE COMMUNICATIONS INC.
          a body corporate, duly incorporated under the laws of Canada (hereinafter "Brokerwise")
                                                  OF THE FIRST PART

          - and -

          thinWEB.com CORPORATION
          a body corporate, duly incorporated under the laws of Delaware (hereinafter "thinWEB")
                                                  OF THE SECOND PART

WITNESSES THAT:

WHEREAS Brokerwise, its principal, employees and contractors, is experienced in matters relating to the provision of Investor Relations services;

AND WHEREAS thinWEB desires to utilize the services of Brokerwise.

NOW THEREFORE, in consideration of the mutual covenants hereinafter set out, the parties hereto agree as follows:

1. thinWEB hereby retains Brokerwise and Brokerwise hereby agrees to provide thinWEB with investor relations services subject to all of the terms, conditions and provisions hereof.

2. Brokerwise hereby agrees to provide the investor relations services for a term of one year commencing August 1, 1999, unless the agreement is terminated as hereinafter provided for.

3. Investor relations shall be rendered to thinWEB subject to the approval and direction of thinWEB's board of directors and designated management to whom Brokerwise and its designated employees shall report.

4. Brokerwise shall furnish and have available qualified and designated full-time staff personnel for all investor relations activities as required by thinWEB and contained herein, together with such contractors as it deems necessary to assist in the performance of its investor relations activities.

5. Brokerwise and its employees shall, throughout the term hereof, diligently devote such time and effort as is reasonably required to thinWEB's investor relations needs. Brokerwise and its employees shall perform the necessary services conscientiously, efficiently and to the best of their abilities. Brokerwise is not precluded from engaging in business activities with third parties provided such activities do not interfere with the performance of its duties and responsibilities to thinWEB.

6.   The investor relations services to be provided shall include:

     (a)  roadshows and investor forums,
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     (b)  investment community contact and relations,
     (c)  shareholder relations,
     (d)  news releases, and
     (e)  such other normal IR activities as are approved by thinWEB.

7. It is understood that until such time as thinWEB is publicly traded the activities of Brokerwise shall be limited to:

     (a) compiling a database of investment dealers, fund managers, investment banks and the like for contact following SEC approval of thinWEB's registration statement,
     (b) compiling a database of people contacting thinWEB seeking investment information, and
     (c) responding to investor inquiries by referring them to information contained in and to the link to the SB-2 registration statement filing on the SEC website.

8. Brokerwise shall at all times observe and comply with all federal, state and provincial securities laws, rules and regulations incident to the issuance and trading of the securities of thinWEB and will take all steps reasonably required within its control to prohibit any persons affiliated with Brokerwise or thinWEB from engaging in any activities in contravention of such laws, rules and regulations.

9. In consideration of investor relations services to be performed by Brokerwise it shall be paid a monthly fee of $10,000 and shall be reimbursed approved expenses incurred on behalf of thinWEB to a maximum of $4,500 per month. The monthly fee shall be payable at the first of each applicable month and expenses shall be reimbursed within 10 days following the month they are incurred, subject to presentation and approval.

10. Brokerwise shall be responsible for the payment of all of its employee remuneration, office and normal operating expenses. The costs and expenses of any contractors retained by Brokerwise shall be the sole responsibility of Brokerwise.

11. This agreement may be terminated by either party upon 30 days prior written notice to the other party. Any monies owed to Brokerwise shall be paid within 10 days following the effective date of termination.

12. Either party may terminate this agreement for cause, immediately upon notice to the other party upon occurrence of any of the following events:

     (a)  a material breach of any term or provision of this Agreement,
     (b)  violation of any law, regulation or rule.

13. Brokerwise expressly agrees that all books and records relating in any manner whatsoever to the business of thinWEB, and all other files, books and records and other material owned by thinWEB or used by it in connection with the conduct of its business shall be the exclusive property of thinWEB regardless of who actually prepared the original material, books or records. All such books and records and other materials shall be returned immediately to thinWEB upon termination of the Agreement.

14. This Agreement and all rights and obligations hereunder, including matters of construction, validity and performance shall be governed by the laws of Ontario. If any legal action or other proceeding is brought for the enforcement of this Agreement, or because of an
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alleged dispute, breach, default or misrepresentation in connection with any of the provisions of this Agreement, the successful or prevailing party or parties shall be entitled to recover reasonable legal fees and other costs incurred in addition to any other relief to which such party or parties may be entitled. Any such legal proceeding shall be brought in Ontario.

15. Notice given by either party to the other shall be considered received on the day of actual physical delivery by courier or by confirmed facsimile transmission. Notice to either party shall be directed as follows:

To Brokerwise:

     Dwayne Bigelow, President
     Suite 1405 Purdy's Wharf Tower I
     1959 Upper Water Street
     Halifax, Nova Scotia
     B3J 2N2

     Facsimile: (902) 490-4470

To thinWEB:

     Gary T. Hannah, President
     Suite 101, Phase 3, 6 Antares Drive
     Nepean, Ontario
     K2E 8A9

     Facsimile: (613) 225-0721

15. This Agreement shall not be assignable without written consent of both parties.

16. The parties hereto agree that this Agreement constitutes the entire and exclusive agreement between them pertaining to the subject matter contained herein and supersedes all prior agreement relating to same.

17. The provisions of this Agreement shall enure to the benefit of and are binding on the successors and permitted assigns of the parties.

     IN WITNESS WHEREOF the parties have approved and executed this Agreement.


                                        BROKERWISE COMMUNICATIONS INC.

                                        per:_________________________________



                                        thinWEB.com CORPORATION


                                        per:_________________________________